Exhibit 99.1

Apple Hospitality REIT, Inc. Completes Merger with Apple REIT Ten, Inc.

Combined Enterprise Value $5.7 Billion

Combined Portfolio 236 Hotels

RICHMOND, VA, September 1, 2016 - Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality”) announced today the completion of its previously announced merger with Apple REIT Ten, Inc. (“Apple Ten”).  The combination with Apple Ten’s highly complementary portfolio of 56 hotels creates one of the largest upscale, select service lodging REITs in the industry valued at approximately $5.7 billion. On August 31, 2016, the shareholders of Apple Hospitality approved the issuance of common shares to shareholders of Apple Ten pursuant to the definitive merger agreement dated April 13, 2016, as amended, and the Apple Ten shareholders approved the merger agreement, the related plan of merger, the merger and the other transactions contemplated thereby at their respective special meetings.

As a result of the merger, each outstanding unit of Apple Ten (consisting of one common share of Apple Ten and one Series A preferred share of Apple Ten) was exchanged for combined consideration of $1.00 in cash and 0.522 Apple Hospitality common shares, and each Apple Ten Series B convertible preferred share received the same consideration on an as-converted basis.  Apple Hospitality issued approximately 48.7 million of its common shares and paid approximately $93.4 million as consideration in the merger.  Apple Hospitality also assumed or repaid all of Apple Ten’s outstanding debt at closing, approximately $257 million.

The common shares of Apple Hospitality will continue to trade under the ticker symbol “APLE” on the New York Stock Exchange.

Justin G. Knight, Apple Hospitality’s President and Chief Executive Officer, said, “We are excited to have significantly grown our platform of leading Hilton and Marriott branded select service hotels, while preserving our conservative capital structure. The merger further strengthens our presence in key markets and expands our geographic footprint to include locations in 96 MSAs throughout 33 states. This acquisition highlights our team’s disciplined approach to growth and focus on shareholder value and we welcome Apple Ten shareholders to Apple Hospitality.”

2016 Outlook
To reflect the acquisition of Apple Ten, the Company is updating its operational and financial outlook for 2016. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions.

For the full year 2016, the Company anticipates:

	2016 Guidance
	Low-End	High- End

Comparable Hotels RevPAR Growth(1)	2.0%	4.0%

Adjusted EBITDA(2)	$370 Million	$390 Million

(1)
Comparable Hotels currently includes the 236 hotels owned by the Company as of September 1, 2016 (after giving effect to the acquisition of Apple Ten). For hotels acquired (including Apple Ten) during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel at the time of acquisition and have not been audited or adjusted.

(2)
Includes anticipated results for Apple Ten for the period September 1, 2016 – December 31, 2016. The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance:  Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA (“Adjusted EBITDA”). EBITDA is a commonly used measure of performance in many industries.  The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.  The Company considers the exclusion of certain additional items from EBITDA (Adjusted EBITDA) useful, including (i) the exclusion of transaction costs and gains or losses from sales of real estate as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.  Although EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to EBITDA and Adjusted EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. Apple Hospitality’s hotels are diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets. At September 1, 2016 and after giving effect to the merger transaction with Apple Ten, Apple Hospitality’s portfolio consists of 236 hotels, with over 30,000 guestrooms in 33 states. Additional information about Apple Hospitality can be found online at www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation, including any legal proceedings that have been or may be instituted against Apple Hospitality, or others related to the merger; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Apple Hospitality with the SEC on February 25, 2016 and the Quarterly Report on Form 10-Q filed by Apple Hospitality with the SEC on August 8, 2016. Any forward-looking statement speaks only as of the date of this press release. Apple Hospitality undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.